UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2025

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware Delaware	1-36756 1-12407	47-0961620 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225)
926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company	☐

Lamar Media Corp.	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 23, 2025, Lamar Advertising Company’s (the “
Company
”) direct wholly owned subsidiary Lamar Media Corp. (“
Lamar Media
”) entered into the Amendment No. 5, dated as of September 23, 2025 (the “
Amendment
”), to the Fourth Amended and Restated Credit Agreement dated February 6, 2020, by and among Lamar Media, as Borrower, the Company, Lamar Media’s subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and certain lenders from time to time party thereto (such agreement, as amended, the “
Credit Agreement
”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.
The Amendment establishes $700.0 million of Term B Loans (the “
Term B Loans
”) as a new class of incremental term loans. Lamar Media borrowed all $700.0 million in Term B Loans on September 23, 2025. Proceeds from the Term B Loans were used to repay $600.0 million in Term B Loans that were previously outstanding, with the remainder used to repay a portion of the outstanding balance on the revolving credit facility.
The Term B Loans will mature on September 23, 2032 (or if such day is not a Business Day, the next Business Day) and the entire principal amount of the Term B Loans then outstanding, together with all accrued and unpaid interest on the Term B Loans, will be due and payable on such date. The Term B Loans will bear interest at rates based on the Adjusted Term SOFR Rate (“
Term Benchmark Term B Loans
”) or the Adjusted Base Rate (“
Base Rate Term B Loans
”) at Lamar Media’s option. For purposes of the Term B Loans, the “Adjusted Term SOFR Rate” is a rate per annum equal to the Term SOFR Rate for the applicable interest period, plus
0.00%. Term Benchmark Term B Loans will bear interest a rate per annum equal to the Adjusted Term SOFR Rate plus 1.50% and Base Rate Term B Loans will bear interest at a rate per annum equal to the Adjusted Base Rate plus 0.50%. The guarantees, covenants, events of default and other material terms of the Credit Agreement, which remain unchanged by the Amendment, apply to the Term B Loans.
The Administrative Agent, the lenders under the Credit Agreement and each of their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees.
The description above is qualified in its entirety by the Amendment filed as Exhibit 10.1 to this Current Report on
Form 8-K
and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5, dated as of September 23, 2025 to the Fourth Amended and Restated Credit Agreement dated February 6, 2020, by and among Lamar Media, as Borrower, the Company, Lamar Media’s subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and certain lenders from time to time party thereto.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2025	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Date: September 24, 2025	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer